UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2014

REPLIGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-14656	04-2729386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 250-0111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2014, Repligen Corporation (“Repligen”, or the “Company”) entered into a Transitional Services and Separation Agreement (the “Transition Agreement”) with Daniel P. Witt, pursuant to which Dr. Witt will retire from his role as the Company’s Senior Vice President, Global Operations and transition into the role of Senior Advisor. The Transition Agreement provides, among other things, that (i) Dr. Witt will transition to the role of Senior Advisor to the Company effective as of August 1, 2014, and will serve in that role on an “at will” basis through July 31, 2015 (the “Transition Period”), unless either party elects to end the relationship on an earlier date; (ii) Dr. Witt’s base salary will be reduced by 50% during the Transition Period; and (iii) provided that Dr. Witt complies with the terms of the Transition Agreement, 50% of his then unvested stock options will automatically vest in full on the first day of the Transition Period. As of August 1, 2014, Dr. Witt will cease to be an executive officer of the Company.

The above description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

10.1	Transitional Services and Separation Agreement, dated March 18, 2014, by and between Repligen and Daniel P. Witt

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Date: March 21, 2014	By:	/s/ Walter C. Herlihy
Walter C. Herlihy
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Transitional Services and Separation Agreement, dated March 18, 2014, by and between Repligen and Daniel P. Witt

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